Exhibit 99.4

Capmark Finance Inc.

Report on Compliance with Minimum

Master Servicing Standards

As of and for the Year Ended December 31, 2007

Management’s Assertion Concerning Compliance
With Minimum Master Servicing Standards

February 29, 2008

As of and for the year ended December 31, 2007, Capmark Finance Inc. has complied in all material respects, with the minimum master servicing standards set forth in the Company’s Master Servicing Policy (attached in exhibit II) which were derived from the Mortgage Banker’s Association of America’s Uniform Single Attestation Program for Mortgage Bankers. A listing of transactions associated with master servicing responsibility is listed in Exhibit I.

As of December 31, 2007, the Company was covered by insurance policies providing for $100 million of fidelity bond insurance and $100 million of errors and omission insurance.

Michael I. Lipson

Executive Vice President
Capmark Services

Joseph A. Funk

Managing Director
Capmark Services

Exhibit I

Capmark Finance Inc.
Transactions Associated with Master Servicing
Responsibilities

ACMF I, SERIES 1997-C1

ASC, SERIES 1996-D3

ASC, SERIES 1997-D4

ATHERTON, SERIES 1997-1

ATHERTON, SERIES 1998-A

ATHERTON, SERIES 1999-A

BACM, SERIES 2001-1

BANK OF AMERICA, SERIES 2002-X1

BKB, SERIES 1997-C1

CALSTRS, SERIES 2002-C6

CAPCO, SERIES 1998-D7

CAPMARK VI LTD

CAPMARK VII, LTD

CD, SERIES 2006-CD3

CD, SERIES 2007-CD4S

CDC, SERIES 2002-FX1

CGCMS, SERIES 2005-EMG

CGCMT, SERIES 2004-FL1

CHASE, SERIES 1996-1

CHASE, SERIES 1997-1

CHASE, SERIES 1997-2

CHASE, SERIES 1998-2

CHASE, SERIES 2001-FL1

CHASE-FIRST UNION, SERIES 1999-1

CITICORP, SERIES 1999-1

COLUMN, SERIES 2002-CCL1

COMM, SERIES 2001-J2

COMM, SERIES 2001-J2

COMM, SERIES 2003-LNB1

COMM, SERIES 2004-LNB2

COMM, SERIES 2004-LNB4

COMM, SERIES 2005-C6

COMM, SERIES 2005-FL11

COMM, SERIES 2006-FL12

CSFB SERIES 2005-C1

CSFB SERIES 2006-C1

CSFB, SERIES 1995-M1

CSFB, SERIES 1997-PS1

CSFB, SERIES 1998-PS2

CSFB, SERIES 1999-PS3

CSFB, SERIES 2000-C1

CSFB, SERIES 2000-PS4

CSFB, SERIES 2001-CF2

CSFB, SERIES 2001-SPG1

CSFB, SERIES 2005-C5

DEUTSCHE COMM, SERIES 2006-C8

DLJ, SERIES 1996-CF1

DLJ, SERIES 1997-CF1

ED I

ED II

EMAC, SERIES 1998-1

EMAC, SERIES 1999-1

EMAC, SERIES 2000-1

FMAC, SERIES 1991-A

FMAC, SERIES 1993-B

FMAC, SERIES 1994-A

FMAC, SERIES 1995-B

FMAC, SERIES 1996-B

FMAC, SERIES 1997-A

FMAC, SERIES 1997-B

FMAC, SERIES 1997-C

FMAC, SERIES 1998-A

FMAC, SERIES 1998-B

FMAC, SERIES 1998-C

FMAC, SERIES 1998-D

FMAC, SERIES 2000-A

FMHA

FNMA, SERIES 1998-M1

FOREST CITY, SERIES 1994-1

FREEHOLD RACEWAY MALL, SERIES 2001-FRM

G3 STRATEGIC INV. LP, SERIES 2002-WL1

GCCF, SERIES 2005-GG3

GE CMC, SERIES 2004-C1

GFCM, SERIES 2003-1

GIA, SERIES 2001-A

GMACCM HF1, SERIES 1999-1

GMACCM, SERIES 1997-C1

GMACCM, SERIES 1997-C2

GMACCM, SERIES 1998-C1

GMACCM, SERIES 1998-C2

GMACCM, SERIES 1999-C1

GMACCM, SERIES 1999-C2

GMACCM, SERIES 1999-C3

GMACCM, SERIES 1999-CTL1

GMACCM, SERIES 2000-C1

GMACCM, SERIES 2000-C2

GMACCM, SERIES 2000-C3

GMACCM, SERIES 2000-FLI

GMACCM, SERIES 2001-C1

GMACCM, SERIES 2001-C2

GMACCM, SERIES 2002-C1

GMACCM, SERIES 2002-C2

GMACCM, SERIES 2002-C3

GMACCM, SERIES 2002-FL1

GMACCM, SERIES 2003-C1

GMACCM, SERIES 2003-C2

GMACCM, SERIES 2003-C3

GMACCM, SERIES 2003-FL1

GMACCM, SERIES 2004-C1

GMACCM, SERIES 2004-C2

GMACCM, SERIES 2004-C3

GMACCM, SERIES 2005-C1

G-MAX, SERIES 2002-FX-1

GREENWICH, SERIES 2004-GG1

GSMC II, SERIES 2005-GG4

GSMSC II, SERIES 1997-GLI

GSMSC II, SERIES 1997-GLI

GSMSC II, SERIES 1998-C1

GSMSC II, SERIES 1998-GLII

GSMSC II, SERIES 1999-C1

GSMSC II, SERIES 2001-1285

GSMSC II, SERIES 2001-GL3

GSMSC II, SERIES 2001-ROCK

GSMSC II, SERIES 2003-C1

GSMSC II, SERIES 2004-C1

HUD

IPS SERIES 2005-1

JP MORGAN, SERIES 2002-C3

JP MORGAN, SERIES 2005-LDP5

JPMC SERIES 2004-CICBC10

JPMC, SERIES 2001-A

JPMC, SERIES 2001-CIBC1

JPMC, SERIES 2004-C1

JPMC, SERIES 2004-C2

JPMC, SERIES 2004-CIBC8

JPMC, SERIES 2004-CIBC9

JPMC, SERIES 2004-LN2

JPMC, SERIES 2005-CIBC11

JPMC, SERIES 2005-CIBC12

JPMC, SERIES 2005-LDP3

JPMC, SERIES 2005-LDP4

JPMC, SERIES 2007-FL1

JPMCC, SERIES 2006-FL2

LASALLE, SERIES 2005-MF1

LASALLE, SERIES 2006 MF2

LASALLE, SERIES 2006-MF3

LEHMAN BROTHERS HLDGS, INC

LEHMAN SERIES 1992-1

LEHMAN, SERIES 1995-C2

LEHMAN, SERIES 1996-C2

LEHMAN, SERIES 1998-C1

LIBRARY TOWER, SERIES 1998-1

LLL, SERIES 1997-LL1

LONG LANE MASTER TRUST IV

MCF, SERIES 1996-MC1

MCF, SERIES 1996-MC2

MCF, SERIES 1998-MC1

MCF, SERIES 1998-MC3

MERRILL SERIES 1996-C1

MERRILL, SERIES 1997-C1

MERRILL, SERIES 1998-C1-CTL

MERRILL, SERIES 2000-BMCC

MERRILL, SERIES 2000-C4

MERRILL, SERIES 2001-C5

MERRILL, SERIES 2002-BC2P

MERRILL, SERIES 2002-C7

MERRILL, SERIES 2002-C8

MERRILL, SERIES 2003 C-10

MERRILL, SERIES 2003-C9

MLMT, SERIES 2005-LC1

MORGAN, SERIES 1997-C1

MORGAN, SERIES 1997-XL I

MORGAN, SERIES 1998-CF1

MORGAN, SERIES 1998-HF1

MORGAN, SERIES 1998-HF2

MORGAN, SERIES 1999-RM1

MORGAN, SERIES 2002-HQ

MSCI, SERIES 2003-IQ5

MSCI, SERIES 2007-IQ13

MSDW CAPITAL I TRUST, SERIES 2002-IQ3

MSDW, SERIES 1997-HF1

MSDW, SERIES 1999-FNV1

MSDW, SERIES 2001-IQ

MSDW, SERIES 2001-PPM

MSDW, SERIES 2002-IQ2

MSDW, SERIES 2002-WM

MSDW, SERIES 2003-IQ4

MSDW, SERIES 2005-IQ10

NATIONS LINK, SERIES 1996-1

NEW ENGLAND MUTUAL LIFE, SERIES 1993-1

NOMURA MEGADEAL, SERIES 1995-MD IV

NOMURA MEGADEAL, SERIES 1996-MD V

NOMURA, SERIES 1993-1

NOMURA, SERIES 1996-MDVI

NOMURA, SERIES 1998-D6

OREGON, SERIES 1995-1

PAINE WEBBER, SERIES 1996-M1

PRUDENTIAL SEC CREDIT CORP.

RE ASSET LIQ TRUST, SERIES 2006-1

REAL - T, SERIES 2004-1

SALOMON, SERIES 1999-C1

SALOMON, SERIES 2000-C1

SOVEREIGN, SERIES 2007-C1

TW HOTEL FUNDING, SERIES 2005-LUX

UBS, SERIES 2007-FL1

U-HAUL, SERIES 1993-1

USGI, INC

WACHOVIA, SERIES 2005-C21

Exhibit II

CAPMARK FINANCE INC.
Minimum Master Servicing Policy

I.             CUSTODIAL BANK ACCOUNTS

1.               Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

•                  Be mathematically accurate;

•                  Be prepared within thirty (30) calendar days after the cutoff date;

•                  Be reviewed and approved by someone other than the person who prepared the reconciliation; and

•                  Document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of identification.

2.               Funds of the servicing entity shall be advanced as specified in the servicing agreement in cases where there is an overdraft in an investor’s or a mortgagor’s account.

3.               All cash for each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor or in an investment account in accordance with the applicable servicing agreement requirements.

4.               Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.            MORTGAGE PAYMENTS

1.          Mortgage payments which are properly identified with the Company’s account number and which agree to the total amount of the scheduled payment due shall be deposited into the clearing bank accounts and related custodial bank accounts within two business days of receipt. Any mortgage payments which do not meet these parameters will be researched and deposited into the appropriate bank accounts within five business days of receipt.

2.               Mortgage payments made in accordance with the mortgagor’s loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

III.           DISBURSEMENTS

1.               Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

2.               Amounts remitted to investors per the servicer’s investor reports shall agree with cancelled checks, or other form of payment, or custodial-bank statements.

IV.           INVESTOR ACCOUNTING AND REPORTING

1.               The servicing entity’s investor reports shall agree with, or reconcile to, investors records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.            INSURANCE POLICIES

1.               A fidelity bond and errors and omissions policy shall be in effect on the servicing entity in the amount of coverage represented to investors in management’s assertion.

VI.           MONITORING OF SUBSERVICER COMPLIANCE

1.               Within 120 days of calendar year end or subservicer’s year end, the subservicer’s management assertions about compliance with minimum servicing standards, which were derived from the Mortgage Banker’s Association of America’s Uniform Single Attestation Program for Mortgage Bankers, and the Independent Auditors Report on management’s assertions shall be reviewed, and if material exceptions are found, appropriate corrective action will be taken.

2.               An annual certification from each subservicer stating that the subservicer is in compliance with its subservicing agreement shall be obtained for the previous calendar year.